Exhibit (h)(2)(c)

THIRD AMENDMENT TO AMENDED AND

RESTATED FUND SERVICES AGREEMENT

This Third Amendment (“Amendment”) to the AMENDED AND RESTATED FUND SERVICES AGREEMENT, dated June 8, 2021, as amended on August 9, 2021 and November 18, 2021 (the “Agreement”) between JANUS HENDERSON INVESTORS US LLC (“Customer”) and JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), is made and entered into as of October 19, 2023 by the same parties.

W I T N E S S E T H:

WHEREAS, the Customer and J.P. Morgan entered into the Agreement;

WHEREAS, the Customer requests that J.P. Morgan provide its services to a new series of the Janus Detroit Street Trust, the Janus Henderson Securitized Income ETF (“New Series”) under the terms and conditions set forth in the Agreement (“Services”) and also update the Agreement’s Annex I to reflect the liquidation of the Janus Henderson Net Zero Transition Resources ETF; and

WHEREAS, J.P. Morgan agrees to provide the Services pursuant to the terms and conditions set forth in the Agreement with respect to the New Series.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein, defined terms used in this Amendment shall have the meaning ascribed to such terms in the Agreement.

2.	Amendments. The Agreement shall be amended as follows:

(A)	Annex I of the Agreement is hereby deleted in its entirety and replaced with the updated and revised Annex I attached hereto.

(B)	Save as amended by this Amendment, the Agreement shall remain in full force and effect.

3.

Representations. Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by both parties.

6.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

JANUS HENDERSON INVESTORS US LLC By: /s/Nick Cherney	JPMORGAN CHASE BANK, N.A. By: /s/Greg Cook
Name: Nick Cherney	Name: Greg Cook
Title: Head of Exchange Traded Products	Title: Executive Director

EXECUTION COPY

Annex I

List of Funds

Amendment dated October 19, 2023 to the Amended and Restated Fund Services Agreement

dated June 8, 2021.

◾	Janus Henderson AAA CLO ETF

◾	Janus Henderson B-BBB CLO ETF

◾	Janus Henderson International Sustainable Equity ETF

◾	Janus Henderson Mortgage-Backed Securities ETF

◾	Janus Henderson Net Zero Transition Resources ETF**

◾	Janus Henderson Securitized Income ETF

◾	Janus Henderson Short Duration Income ETF

◾	Janus Henderson Small Cap Growth Alpha ETF

◾	Janus Henderson Small/Mid Cap Growth Alpha ETF

◾	Janus Henderson Sustainable & Impact Core Bond ETF

◾	Janus Henderson Sustainable Corporate Bond ETF

◾	Janus Henderson U.S. Real Estate ETF

◾	Janus Henderson U.S. Sustainable Equity ETF

** Janus Henderson Net Zero Transition Resources ETF will be liquidated on or about October 24, 2023.